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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Autodesk, Inc. Nonstatutory Stock Option Plan of our reports dated February 24, 1997 (except for Note 10 as to which the date is March 31, 1997), with respect to the consolidated financial statements of Autodesk, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended January 31, 1997, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP

San Jose, California
January 26, 1998